Exhibit (a)(1)(C)

Amended Notice of Guaranteed Delivery

For Tender of Shares of Common Stock of

GigOptix, Inc.

The Offer and withdrawal rights will expire at 11:59 p.m., New York City time, on Tuesday, April 24, 2012 unless the Offer is extended (the “Expiration Date”).

As set forth in the Offer (as defined below), this form (or a facsimile hereof) must be used to accept the Offer (as defined below) if: (i) certificates representing shares of Common Stock, par value $0.001 per share (the “Shares”), of GigOptix, Inc., a Delaware corporation (the “GigOptix” or “Company”), are not immediately available; (ii) the procedure for book-entry transfer cannot be completed on a timely basis; or (iii) time will not permit certificates representing Shares and any other required documents to reach American Stock Transfer & Trust Company, LLC, the depositary for the Offer (the “Depositary”), prior to the Expiration Date.

This Notice of Guaranteed Delivery may be delivered by hand to, and must be received by, the Depositary by the Expiration Date, or transmitted by facsimile transmission (for eligible institutions only) or mail to the Depositary by the Expiration Date, and must include a signature Medallion guarantee by an “eligible institution” (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934) in the form set forth herein. See the guaranteed delivery procedures described in the Offer (Section 3 — Procedure for Tendering Shares). Delivery of these documents to the Depositary’s post office box on the Expiration Date does not constitute receipt by the Depositary.

The Depositary for the Offer is:

If delivering by mail: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	If delivering by hand or courier: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

Phone: (718) 921-8317

Toll-Free: (877) 248-6417

For this notice to be validly delivered, it must be received by the Depositary at the address listed above before the Expiration Date. Delivery of this instrument to an address other than as set forth above will not constitute a valid delivery. Deliveries to GigOptix will not be forwarded to the Depositary and therefore will not constitute valid delivery. Deliveries to The Depository Trust Company will not constitute valid delivery to the Depositary.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Offer) under the instructions to the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to GigOptix, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 28, 2012, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares set forth below pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.

Number of Shares to be tendered:              Shares

NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

(See Instruction 5 to the Letter of Transmittal)

THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS (CHECK ONLY ONE BOX UNDER (1) OR (2) BELOW):

1.	SHARES TENDERED AT PRICE DETERMINED UNDER THE OFFER

By checking the box below INSTEAD OF THE BOX UNDER “Shares Tendered At Price Determined By Shareholder,” the undersigned hereby tenders Shares at the purchase price as shall be determined by GigOptix in accordance with the terms of the Offer.

☐	The undersigned wants to maximize the chance that GigOptix will accept for payment all of the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of the price boxes below, the undersigned hereby tenders Shares at, and is willing to accept, the purchase price determined by GigOptix in accordance with the terms of the Offer. The undersigned understands that this action will result in the undersigned’s Shares being deemed to be tendered at the minimum price of $2.85 per Share for purposes of determining the Final Purchase Price. This may effectively lower the Final Purchase Price and could result in the undersigned receiving a per Share price as low as $2.85.

2.	SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER

By checking the following box INSTEAD OF THE BOX UNDER “Shares Tendered At Price Determined Under The Offer,” the undersigned hereby tenders Shares at the price designated below. The undersigned understands that this action could result in GigOptix purchasing none of the Shares tendered hereby if the purchase price determined by GigOptix for the Shares is less than the price designated below.

☐	Please print or type the price at which you would like to tender your shares:

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, THERE IS NO VALID TENDER OF SHARES.

A SHAREHOLDER DESIRING TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE NOTICE OF GUARANTEED DELIVERY FOR EACH PRICE AT WHICH SHARES ARE TENDERED. THE SAME SHARES CANNOT BE TENDERED, UNLESS PREVIOUSLY PROPERLY WITHDRAWN AS PROVIDED IN SECTION 4 OF THE OFFER TO PURCHASE, AT MORE THAN ONE PRICE.

ODD LOTS

(See Instruction 15 to the Letter of Transmittal)

To be completed ONLY if Shares are being tendered by or on behalf of a person owning, beneficially or of record, as of the close of business on the date set forth on the signature page hereto, and who continues to own, beneficially or of record, as of the Expiration Date, an aggregate of fewer than 100 Shares.

The undersigned either (check on box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 shares; all of which are being tendered; or

☐	is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all of the Shares beneficially owned by each such person.

In addition, the undersigned is tendering Shares either (check one box):

☐	at the purchase price, as the same shall be determined by GigOptix in accordance with the terms of the Offer (persons checking this box need not indicate the price per Share); or

☐	at the price per Share indicated above under the caption “Shares Tendered at Price Determined by Shareholder.”

CONDITIONAL TENDER

(See Instruction 14 to the Letter of Transmittal)

A shareholder may tender Shares subject to the condition that a specified minimum number of the shareholder’s Shares tendered pursuant to the Letter of Transmittal must be purchased if any Shares tendered are purchased, all as described in the Offer to Purchase, particularly in Section 6 thereof. Unless at least that minimum number of Shares indicated below is purchased by GigOptix pursuant to the terms of the Offer, none of the Shares tendered will be purchased. It is the tendering shareholder’s responsibility to calculate that minimum number of Shares that must be purchased if any are purchased, and GigOptix urges shareholders to consult their own tax advisors before completing this section. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

☐	The minimum number of Shares that must be purchased, if any are purchased, is: Shares.

If, because of proration, the minimum number of Shares designated will not be purchased, GigOptix may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her Shares and checked this box:

☐	The tendered Shares represent all Shares held by the undersigned.

PLEASE SIGN ON THIS PAGE

Name(s) of Record Holder(s):

(Please Print)

Signature(s):

X

X

Address(es):

Zip code(s):

(Area code) and telephone number:

☐ If delivery will be by book-entry transfer, check this box

Name of tendering institution:

Account number:

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program, the Stock Exchange Medallion Program or an “Eligible Guarantor Institution” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby (a) represents that the above named person(s) own(s) the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934 (“Rule 14e-4”), (b) represents that such tender of Shares complies with Rule 14e-4 and (c) guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary’s accounts at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase), and any other required documents, within three OTC Bulletin Board trading days after the date hereof.

NAME OF FIRM:

ADDRESS:

AREA CODE AND TELEPHONE NUMBER:

AUTHORIZED SIGNATURE:

NAME:

TITLE:

DATE:                     , 2012

NOTE: DO NOT SEND CERTIFICATES FOR THE SHARES WITH THIS NOTICE, CERTIFICATES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.